Exhibit 19 under Form N-1A
                                              Exhibit 24 under Item 601/Reg. S-K




                                POWER OF ATTORNEY


         Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of STAR FUNDS and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities
Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



SIGNATURES                                           TITLE                             DATE



/s/ Edward C. Gonzales                               President, Treasurer          March 18, 1997
Edward C. Gonzales                                   and Trustee
                                                     (Principal Financial
                                                     and Accounting Officer)



/s/ Thomas L. Conlan, Jr.                            Trustee                       March 18, 1997
-------------------------------------------------
Thomas L. Conlan, Jr.



/s/ Dr. Alfred Gottschalk                            Trustee                       March 18, 1997
-------------------------------------------------
Dr. Alfred Gottschalk



                                                     Trustee                       March 18, 1997
Dr. Robert J. Hill



/s/ Lawrence M. Turner                               Trustee                       March 18, 1997
-------------------------------------------------
Lawrence M. Turner



/s/ Dawn M. Hornback                                 Trustee                       March 18, 1997
-------------------------------------------------
Dawn M. Hornback



/s/ William H. Zimmer, III                           Trustee                       March 18, 1997
-------------------------------------------------
William H. Zimmer, III










Sworn to and subscribed before me this  19th        day of March, 1997
                                      --------------



/s/ Marie M. Hamm
Marie M. Hamm


Notarial Seal
Marie M. Hamm, Notary Public
Plum Boro, Allegheny County
My Commission Expires Oct. 9, 2000
Member, Pennsylvania Association of Notaries